Exhibit 15.2

May 15, 2026

To:	Yimutian Inc. (the “Company”)

Floor 6, Tower A, Building B-6, Zhongguancun Dongsheng Science and Technology Park, No. 66 West Xiaokou Road, Haidian District, Beijing, People’s Republic of China

Dear Sir/Madam,

We consent to the reference to our firm under the headings of “Item 3.Key Information—Permissions Required from the PRC Authorities for Our Operations”, “Item 3.D—Risk Factors—Risks Related to Our Business and Industry”, “Item 3.D—Risk Factors—Risks Related to Our Corporate Structure”, “Item 3.D—Risk Factors—Risks Related to Doing Business in Mainland China”, “Item 4.B—Business Overview—Regulations”, “Item 4.C—Organizational Structure—Contractual Arrangements and the VIEs”, and “Item 10.E. Taxation—Mainland China” in the Annual Report on Form 20-F of the Company for the year ended December 31, 2025, which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of May 2026, and further consent to the incorporation by reference of the summary of our opinions under these headings into the Registration Statement on Form S-8 (File No. 333-292450) pertaining to the Company’s 2015 Stock Option Plan and 2025 Share Incentive Plan. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2025.

Yours faithfully,

[Signature page follows]

[Signature Page by Global Law Office]

Yours Sincerely,

/s/ Global Law Office
Global Law Office